UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report: June 28, 2007
Commission file number 1-10948
OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2200 Old Germantown Road, Delray Beach, Florida	33445

(Address of principal executive offices)	(Zip Code)
(561) 438-4800

(Registrant’s telephone number, including area code)
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events
Office Depot, Inc. (the “Company”) provides this disclosure in the interest of providing financial information that the Company deems relevant to its investors.
The Company now anticipates that its domestic sales and corporate earnings will be negatively impacted due to continued soft economic conditions. The Company notes that in its conference call that accompanied its release of operating results for the first quarter 2007, it disclosed that signs of a softening economy were beginning to negatively impact its business and that these conditions could continue. Those conditions have continued and are reflected in results reported to date by a number of other retail-oriented companies.
Office Depot now expects its North American Retail Store comparable sales for its fiscal second quarter to be down 4% to 5% following a comparable sales decline of 3% in the first quarter 2007. In addition, the weak economy has impacted sales in the Company’s North American Business Solutions Division.
These lower domestic sales are expected to have a negative impact on the Company’s earnings as well despite cost containment efforts that continue seeking to optimize profitable growth.
The Company will release its financial results for the second quarter on July 26, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.
Date: June 28, 2007	By:	/s/ David C. Fannin
David C. Fannin
Executive Vice President and General Counsel

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